UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to §240.14a-12

WILLIAM PENN BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 25, 2022
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders of William Penn Bancorporation (the “Company”). We will hold the meeting at The Stone Terrace by John Henry’s, located at 2275 Kuser Road, Hamilton, New Jersey 08690, on Tuesday, May 10, 2022 at 10:00 a.m., local time.
The notice of special meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at the special meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or via telephone or to complete and mail a proxy card. If you attend the meeting, you may vote in person even if you have previously voted online or via telephone or mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
Kenneth J. Stephon
Chairman, President and Chief Executive Officer

10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., local time, on Tuesday, May 10, 2022
PLACE	The Stone Terrace by John Henry’s, 2275 Kuser Road, Hamilton, New Jersey 08690
ITEMS OF BUSINESS	The approval of the William Penn Bancorporation 2022 Equity Incentive Plan.
RECORD DATE
To vote, you must have been a shareholder at the close of business on March 1, 2022. Shareholders of record as of the close of business on that date are entitled to receive this notice of meeting and vote their shares at the special meeting and any adjournments or postponements of the special meeting.

PROXY VOTING
It is important that your shares be represented and voted at the special meeting. You can vote your shares online or via telephone or by completing and returning a proxy card or voting instruction card. Voting instructions are printed on the notice of internet availability of proxy materials sent to you and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
Jonathan T. Logan Corporate Secretary
Bristol, Pennsylvania
March 25, 2022
Note:
Whether or not you plan to attend the special meeting, please vote online or via telephone or by marking, signing, dating and promptly returning a proxy card or voting instruction card.

WILLIAM PENN BANCORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of William Penn Bancorporation (the “Company”) to be used at the special meeting of shareholders of the Company and any adjournments or postponements of the special meeting. The Company is the holding company for William Penn Bank (the “Bank”).
The special meeting will be held at The Stone Terrace by John Henry’s, located at 2275 Kuser Road, Hamilton, New Jersey 08690, on Tuesday, May 10, 2022 at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about March 25, 2022.
Important Notice Regarding the Availability of Proxy Materials for the
Special Shareholders Meeting to be held on May 10, 2022
Unless they have elected to receive paper copies of our proxy materials, we are sending shareholders who beneficially own less than 5,000 shares of Company common stock a Notice of Internet Availability of Proxy Materials (the “Notice”) that will instruct them on how to access the proxy materials and proxy card to vote their shares by telephone or over the Internet. If you have received such a Notice, and would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice. It is anticipated that the Notice will be mailed to shareholders on March 25, 2022. The Notice and this proxy statement are available online at www.proxyvote.com. Shareholders who beneficially own 5,000 or more shares of Company common stock will receive paper copies of our proxy materials.
VOTING AND PROXY PROCEDURE
Who Can Vote at the Meeting
You are entitled to vote your shares of Company common stock at the special meeting of shareholders if the records of the Company show that you held your shares as of the close of business on March 1, 2022. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on March 1, 2022, 15,170,566 shares of Company common stock were outstanding and entitled to vote. Each share of common stock has one vote. The Company’s articles of incorporation generally provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. However, a majority of the Company’s disinterested directors may approve a shareholder acquiring and voting in excess of 10% of the Company’s outstanding shares before the shareholder acquires any shares in excess of the 10% limit.
The Company and the Bank have entered into a written agreement with Tyndall Capital Partners LP and Jeffrey Halis with respect to the voting of their shares of Company common stock. For more information regarding this agreement, see “Shareholder Agreement” below.
Attending the Meeting
If you are a shareholder as of the close of business on March 1, 2022, you may attend the special meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required
The special meeting will be held only if there is a quorum. A majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will not be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
In voting on the approval of the William Penn Bancorporation 2022 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the special meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count with respect to the proposal to approve the William Penn Bancorporation 2022 Equity Incentive Plan. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and on other matters, including the approval of the William Penn Bancorporation 2022 Equity Incentive Plan, on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf at the special meeting with respect to the approval of the William Penn Bancorporation 2022 Equity Incentive Plan. These are referred to as broker non-votes.
If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf at the special meeting with respect to the approval of the William Penn Bancorporation 2022 Equity Incentive Plan.
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote “FOR” the approval of the William Penn Bancorporation 2022 Equity Incentive Plan.
If any matter not described in this proxy statement is properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the special meeting to solicit additional proxies. If the special meeting is postponed or adjourned, your shares of Company common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the special meeting.
You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the special meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.
If you have any questions about voting, please contact our proxy solicitor, Alliance Advisors, LLC, toll free, at (844) 858-7381.
Participants in the Bank’s ESOP and 401(k) Plan
If you are a participant in the William Penn Bank Employee Stock Ownership Plan (the “ESOP”) or hold shares of Company common stock through the William Penn Bank 401(k) Retirement Savings Plan (the “401(k) Plan”), you will receive a voting instruction form from each plan that reflects all shares you may vote under these plans.
All shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Company common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the William Penn Bank Retirement Plan Committee, which serves as the plan administrator of the ESOP.
Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Company common stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion on each of the proposals as the shares held by participants in the 401(k) Plan voted for and against (or withheld) on each proposal for which voting instructions were timely received.
The deadline for returning your voting instruction forms to the trustees of the ESOP and 401(k) Plan is May 7, 2022.

PROPOSAL 1 — APPROVAL OF THE WILLIAM PENN BANCORPORATION
2022 EQUITY INCENTIVE PLAN
Overview
The Company’s Board of Directors unanimously recommends that shareholders approve the William Penn Bancorporation 2022 Equity Incentive Plan (referred to in this proxy statement as the “2022 Equity Plan”). Our Board of Directors unanimously approved the 2022 Equity Plan on February 16, 2022. The 2022 Equity Plan will become effective on May 10, 2022 (referred to in this proxy statement as the “Plan Effective Date”) if the Company’s shareholders approve the 2022 Equity Plan at the special meeting of shareholders on that date.
No awards have been made under the 2022 Equity Plan. However, initial awards to our non-employee directors are set forth in the Plan and will be self-executing on the day following the Plan Effective Date. For more information on these self-executing awards to non-employee directors, see “— Plan Summary — Non-Employee Director Grants” below.
No awards may be granted under the 2022 Equity Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2022 Equity Plan at that time will continue to be governed by the 2022 Equity Plan and the agreements under which they were granted.
The 2022 Equity Plan reflects the following equity compensation plan best practices:
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Individual and aggregate limits on the maximum amount of restricted stock and restricted stock units that may be awarded under the 2022 Equity Plan to non-employee directors pursuant to the Option Award Pool, as defined herein, and the Full Value Award Pool, as defined herein;

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Minimum vesting requirement of one year for all equity-based awards, except that up to 5% of authorized shares may be issued pursuant to awards that do not meet this requirement, awards to non-employee directors may vest on the earlier of the first anniversary of the grant date and the next annual meeting of shareholders that is at least 50 weeks after the immediately prior annual meeting and that the Compensation Committee may provide for accelerated vesting for death, disability, or a change in control of the Company in the terms of an award agreement or otherwise (despite this provision, the Compensation Committee intends to specify five-year graded vesting schedules for the initial awards granted under the 2022 Equity Plan);

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Provides that performance objectives may be established by the Compensation Committee in connection with the grant of awards;

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No grants of below-market stock options or stock appreciation rights (referred to in this proxy statement as SARs);

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No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;

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No liberal change in control definition;

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No excise tax gross-ups on “parachute payments”; and

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Awards subject to the Company’s recoupment/clawback policy.

The full text of the 2022 Equity Plan is attached as Appendix A to this proxy statement, and the following summary of the 2022 Equity Plan is qualified in its entirety by reference to Appendix A.
Our Compensation Philosophy
Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We currently base our compensation decisions on the following principles:
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Meeting the Demands of the Market:   Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

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Driving Performance:   We structure our annual cash incentive plan around the attainment of corporate performance goals that return positive results to our bottom line, with cash incentive awards that are tied to threshold, target and maximum Company performance goals.

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Reflecting Our Business Philosophy:   Our approach to compensation reflects our values and the way we do business in the communities we serve.

Following the approval of the 2022 Equity Plan by shareholders, we also intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.
The Compensation Committee of the Company’s Board of Directors has engaged Pearl Meyer & Partners, LLC, an independent compensation consultant, to assist the Committee in carrying out its responsibilities, and to advise the Committee on decisions related to the amount and form of executive compensation, particularly the compensation for our Chief Executive Officer. With the assistance of Pearl Meyer, the Compensation Committee analyzes the data pertaining to CEO compensation for a peer group of publicly traded companies — located in metropolitan areas in Pennsylvania and the nearby states of New Jersey, New York, Connecticut, and Massachusetts — to benchmark CEO compensation programs and practices and compare key performance metrics.
Why the Company Believes You Should Vote to Approve the 2022 Equity Plan
Our Board of Directors believes that equity-based incentive awards can play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries and affiliates, including William Penn Bank, upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2022 Equity Plan are set forth in the section entitled “— Plan Summary” below. As is further described therein, we believe our continued future success depends in part on our ability to attract, motivate and retain the talented and highly qualified employees and non-employee directors necessary for our continued growth and success.
We Believe that Equity-Based Incentive Awards Foster a Pay-for-Performance Culture
We view the use of Company common stock as part of our compensation program as an important component to our future success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. The Company believes that equity-based compensation motivates employees to create shareholder value because the value employees realize from equity-based compensation is based on the Company’s stock price performance. Equity-based compensation aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation because the Company’s equity-based compensation awards can be subject to vesting and/or performance criteria.
If the 2022 Equity Plan is not approved, the Company will have to rely entirely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not necessarily align employee compensation interests with the investment interests of the Company’s shareholders as well as the alignment achieved by equity-based awards. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s shareholders. If the event the 2022 Equity Plan is not approved, the Company could also be at a severe competitive disadvantage as it would not be able to use stock-based awards to recruit and compensate its officers and other key employees and thereby could impact our future growth plans.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace
Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as an important step in our ability to compete for talent within our marketplace. If the 2022 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and this could affect our ability to achieve our business plan growth and goals.
Adoption of Equity Based Incentive Plans is Routinely Done by Newly Fully Converted Financial Institutions
The Company completed its second-step conversion stock offering on March 24, 2021 and its common stock began trading on the Nasdaq Capital Market on March 25, 2021. Of the 36 institutions that conducted a second-step conversion during the period from January 2012 through December 2020, 34 of such institutions have subsequently adopted equity based incentive plans.
Our Share Reserve is as Disclosed in Connection with our Second-Step Conversion Stock Offering
The number of restricted stock awards and stock options that may be granted under the 2022 Equity Plan is consistent with that which was disclosed in connection with our second-step conversion stock offering in 2021 and consistent with the amount permitted under federal banking regulations for equity plans adopted within the first year following a second-step conversion stock offering. Although we are not bound by the limits imposed under the federal banking regulations since we will be implementing our plan after the one-year period following our second-step conversion offering, we have determined to maintain the size of the share reserve at that limit. The share pool under the 2022 Equity Plan represents 14.0% of the total shares of Company common stock sold in our second-step conversion stock offering, of which 4.0% is comprised of the Full Value Award Pool and 10.0% is comprised of the Stock Option Award Pool.
Determination of Shares Available and Share Pool Under the 2022 Equity Plan
The Company is requesting approval of 1,769,604 shares of its common stock for awards under the 2022 Equity Plan (referred to in this proxy statement as the share pool), subject to adjustment as described in the 2022 Equity Plan. The shares of common stock issued by the Company under the 2022 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired as treasury shares, including shares that may be purchased on the open market or in private transactions.
In determining the number of shares to request pursuant to the 2022 Equity Plan, the Company considered a number of factors, including: (i) the recommendations and analysis provided by Pearl Meyer, the independent compensation consultant retained by the Compensation Committee to assist in the design and implementation of the 2022 Equity Plan; (ii) industry practices related to the adoption of equity based incentive plans by recently converted institutions; (iii) applicable banking regulations related to the adoption of equity based incentive plans; and (iv) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to shareholders associated with the share pool.
The Company disclosed to shareholders in its 2021 second-step conversion stock offering that it expected to adopt an equity incentive plan that would include restricted stock awards and stock options equal to 4.0 % and 10.0%, respectively, of the total shares issued in connection with the second-step conversion stock offering. The total maximum amount of shares we disclosed for the equity incentive plans totaled 1,771,000, which is the amount permitted under applicable bank regulations for equity plans implemented in the one year period following a second-step conversion stock offering. Even though we are implementing the 2022 Equity Plan after the one year period, we have determined to maintain the size of the 2022 Equity Plan at the amount disclosed in connection with our second-step conversion stock offering.
Application of Share Pool
The Company has determined that (i) 505,601 shares may be issued as restricted stock award shares or restricted stock units, including performance shares and performance units (or 4.0% of total shares of Company common stock sold in our second-step conversion offering (the “Full Value Award Pool”)) and

(ii) 1,264,003 shares may be issued as stock options or SARs (or 10.0% of total shares of Company common stock sold in our second-step conversion offering (the “Option Award Pool”)).
Incentive Stock Options
One of the requirements for the favorable tax treatment available to Incentive Stock Options (“ISOs”) under the Code is that the 2022 Equity Plan must specify, and the Company’s shareholders must approve, the number of shares available for issuance pursuant to ISOs. As a result, in order to provide flexibility to the Compensation Committee, the 2022 Equity Plan provides that all or any portion of the Option Award Pool may be issued pursuant to ISOs.
Current Stock Price
The closing price of the Company’s common stock on the Nasdaq Capital Market on March 1, 2022 was $12.46 per share.
In evaluating this proposal, shareholders should specifically consider the information set forth under the section entitled “— Plan Summary” below.
Code Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to $1 million the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the CEO and the three other highest paid executive officers employed at the end of the year other than the CFO), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The TCJA retained the $1 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now include any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Section 162(m). Any awards that the Company grants pursuant to the 2022 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. While the Compensation Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Compensation Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2022 Equity Plan may not be deductible by the Company.
Plan Summary
The following summary of the material terms of the 2022 Equity Plan is qualified in its entirety by reference to the full text of the 2022 Equity Plan, which is attached as Appendix A to this proxy statement. The 2022 Equity Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Purpose of the 2022 Equity Plan
The purpose of the 2022 Equity Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing employees and non-employee directors of the Company and its subsidiaries and affiliates with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility and to recognize significant contributions made by such individuals to the Company’s success.

Administration of the 2022 Equity Plan
The 2022 Equity Plan will be administered by the Compensation Committee or such other committee consisting of two or more independent members of the Company’s Board of Directors as may be appointed by the Board of Directors to administer the 2022 Equity Plan (referred to in this proxy statement as the “Committee”). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Company’s Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Company’s Board of Directors, to grant awards to officers and members of the Company’s Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. To the extent permitted by law, the Committee may also delegate its authority to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to officers who are subject to Section 16 of the Exchange Act.
Vesting Restriction
The minimum vesting period for each award granted under the 2022 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2022 Equity Plan may be issued pursuant to awards with minimum vesting periods of less than one year and awards to non-employee directors may vest on the earlier of the first anniversary of the grant date and the next annual meeting of shareholders that is at least 50 weeks after the immediately prior annual meeting. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of retirement, death, disability, or a change in control of the Company as otherwise permitted by the 2022 Equity Plan. Despite this provision, the Compensation Committee intends to specify five-year graded vesting schedules for the initial awards granted under the 2022 Equity Plan.
Eligible Participants
Employees of the Company and its subsidiaries and non-employee members of the Company’s and the Bank’s Board of Directors and will be eligible for selection by the Committee for the grant of awards under the 2022 Equity Plan. As of March 1, 2022, approximately 118 employees of the Company and its subsidiaries and 10 non-employee members of the Company’s Board of Directors were eligible for awards under the 2022 Equity Plan.
Types of Awards
The 2022 Equity Plan provides for the grant of performance shares, performance units, restricted stock, restricted stock units (“RSUs”), non-qualified stock options (“NQSOs”), ISOs, and SARs. ISOs may be granted only to employees of the Company.
Individual and Aggregate Limits on Certain Awards to Non-Employee Directors
The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2022 Equity Plan:
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Individual non-employee directors of the Company may be granted stock options of up to 63,200 shares, which represents approximately 5% of the Option Award Pool, all of which may be granted during any calendar year and, in addition, all non-employee directors, in the aggregate, may be granted stock options of up to 379,200 shares, which represents approximately 30% of the Option Award Pool.

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Individual non-employee directors of the Company may be granted awards of restricted stock or RSUs of up to 25,280 shares, which represents approximately 5% of the Full Value Award Pool, all of which may be granted during any one calendar year, and, in addition, all non-employee directors, in the aggregate, may be granted awards of restricted stock or RSUs of up to 151,680 shares, which represents approximately 30% of the Full Value Award Pool.

One Time Non-Employee Director Grants
Subject to approval of the 2022 Equity Plan by the shareholders of the Company, each non-employee director of the Company who is in the service of the Company on the Plan Effective Date shall automatically be granted stock options and awards of restricted stock as follows:
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Each such non-employee director shall be granted, on the day immediately following the Plan Effective Date, 34,760 stock options, which represents approximately 2.75% of the Option Award Pool. These grants will vest at the rate of 20% per year, subject to acceleration in the event of retirement, death, disability or change in control of the Company (as such terms are defined in the 2022 Equity Plan); and

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Each such non-employee director shall be granted, on the day immediately following the Plan Effective Date, 13,904 shares of restricted stock, which represents approximately 2.75% of the Full Value Award Pool. These grants will vest at the rate of 20% per year, subject to acceleration in the event of retirement, death, disability or change in control of the Company (as such terms are defined in the 2022 Equity Plan).

The following table sets forth information regarding the self-executing non-employee director restricted stock award grants provided for in the 2022 Equity Plan. The fair market value of the self-executing non-employee director stock option award grants cannot be estimated at this time and will be calculated, as of the date of grant, in accordance with the Black-Scholes option pricing model.
	Restricted Stock Awards
Non-Employee Director	Dollar Value(1)	Number of Awards
Craig Burton		13,904
D. Michael Carmody, Jr.		13,904
Charles Corcoran		13,904
Glenn Davis		13,904
William J. Feeney		13,904
Christopher M. Molden		13,904
William C. Niemczura		13,904
William B.K. Parry, Jr.		13,904
Terry L. Sager		13,904
Vincent P. Sarubbi		13,904
All Non-Employee Directors as a Group (10 persons)		139,040

(1)
Amounts are based on the fair market value of Company common stock on March [•], 2022 (the latest practicable date before the printing of this proxy statement) of $[•] per share. The actual value of the awards is not determinable since their value will depend upon the fair market value of the Company’s common stock on the date of grant.

If the 2022 Equity Plan is approved, these one-time grants will be self-executing and will be deemed to be granted on the day following the approval of the Plan Effective Date.
The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director in connection with the Company’s second-step conversion and related public offering. These awards are also in recognition of the fact that the non-employee directors have not previously had the opportunity to receive equity grants. Although the grants are, in part, in recognition of past service, the initial stock option and restricted stock grants to directors will vest in equal annual installments over a period of five years from the date of grant, subject to the directors continued dedication and service to the Company during such time, subject to acceleration due to retirement, death, disability, involuntary termination of service following a change in control or other circumstance which, in the discretion of the Committee, would warrant acceleration.

Employee Grants
At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet after shareholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.
Adjustments
The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2022 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2022 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.
Performance Shares and Units
The Committee will specify the terms of a performance share or performance unit award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will determine the number or value of the performance share or unit that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash, shares of the Company’s common stock, other Company securities or any combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. It is anticipated that the initial grants of any performance shares/units that are made in the first year following shareholder approval of the 2022 Equity Plan will include a time-based vesting component of a minimum of three years.
Performance shares/units will possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (referred to in this proxy statement as Section 409A). Any rights to dividends or dividend equivalents on performance shares/units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.
Performance Measures
A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period.
In determining whether any performance goal has been satisfied, the Committee may include or exclude any or all items that are unusual or infrequent, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company and its subsidiaries, affiliates and divisions, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations, tax laws or accounting principles. In addition, the Committee may adjust any performance goal for a performance period as it deems equitable to recognize unusual or infrequent events affecting the Company and its subsidiaries, affiliates and divisions, changes in laws or regulations or accounting principles, mergers, acquisitions and divestitures, or any other factors as the Committee may determine.
Restricted Stock and Restricted Stock Units
The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs; the purchase price, if any, to be paid for such restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law); any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals; the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below); and whether RSUs will be settled in cash, shares of the Company’s common stock or any combination thereof.
Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a shareholder of the Company with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights and subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.
A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the award agreement evidencing the award; provided, however, that any dividend equivalents will be subject to the same vesting restrictions as the underlying award. All terms and conditions for payment of dividends equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.
Stock Options
An option provides the participant with the right to buy a specified number of shares at a specified price (referred to in this proxy statement as the exercise price) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2022 Equity Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs as explained below. The Committee will determine and specify in the award agreement evidencing an option whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised, any restrictions applicable to the option such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally (except as otherwise described in the 2022 Equity Plan), no option can be exercisable more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. ISOs cannot be granted under the 2022 Equity Plan after February 16, 2032. Dividend equivalents will not be paid with respect to options.
A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option exercise price (provided that the tendered shares must have been held by the participant for any period required by the Committee); by cashless exercises as permitted under the Federal Reserve Board’s Regulation T; by net exercise; by any other means which the Committee determines to be consistent with the 2022 Equity Plan’s purpose and applicable law; or by a combination of these payment methods. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.
Stock Appreciation Rights
A SAR entitles the participant to receive cash, shares of the Company’s common stock, or any combination thereof, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised, any restrictions applicable to the SAR such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally, no SAR can be exercisable more than 10 years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. Dividend equivalents will not be paid with respect to SARs.
Termination of Employment
Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, and performance units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation, (ii) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options or SARs, and (iii) all of the participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may provide in an award agreement (or otherwise) that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause, resignation for good reason or retirement. For an award subject to one or more performance objectives, the Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.
A non-employee director’s cessation of service on the Board of Directors shall not be considered a termination of the non-employee director’s service relationship if the former non-employee director continues to provide service to the Company or an affiliate of the Company in another capacity (e.g., as a consultant, employee, or member of an advisory board of the Company or an affiliate of the Company) without interruption in the non-employee director’s period of service; such service in another capacity shall be considered service with the Company or an affiliate of the Company with respect to awards outstanding to the former non-employee director. Similarly, an employee’s termination of employment with the Company or an affiliate of the Company shall not be considered a termination of the employee’s service relationship if the former employee continues to provide service to the Company or an affiliate of the Company in another capacity (e.g., as a consultant or non-employee director) without interruption in the employee’s period of service; such service in another capacity shall be considered service with the Company or an affiliate of the Company with respect to awards outstanding to the former employee.
Change in Control
The Committee may, in its sole discretion, provide that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full in the event that a change in control occurs. With respect to an award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a change in control, achievement of such performance objective shall be determined as of the effective date of the Change in Control or such performance objective shall be deemed achieved at the target level of performance.
Transferability
No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a transferee, the transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the transferee.
Amendment and Termination
The Company’s Board of Directors or the Committee may at any time terminate and from time to time amend the 2022 Equity Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2022 Equity Plan unless such action is required by applicable law or any listing standards applicable to the Company’s common stock or the affected participants consent in writing. To the extent required by Section 422 of the Code, other applicable law, or any such listing standards that the shareholders are required to approve a specific type of amendment to the 2022 Equity Plan, no such amendment shall be effective unless approved by the shareholders of the Company.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2022 Equity Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2022 Equity Plan (as described above) or in connection with a change in control. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the exercise price of that stock option or SAR or a cancellation of an outstanding stock option or SAR with a per share exercise price that is more than fair market value at the time of such cancellation in exchange for cash, another award or a stock option or SAR with an exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.
Certain Federal Income Tax Consequences
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2022 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.
Performance Share/Unit Awards
A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.
Awards of Shares; Restricted Stock Awards
A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
Restricted Stock Units
A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.
Nonqualified Stock Options; Stock Appreciation Rights
A participant generally is not taxed upon the grant of an NQSO or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.
Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
Incentive Stock Options
A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Golden Parachute Payments
The terms of the award agreement evidencing an award under the 2022 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2022 Equity Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.
New 2022 Equity Plan Benefits
The Company has not had an equity plan and therefore there are no equity awards outstanding. Except as disclosed above with respect to the self-executing grants to non-employee directors upon approval of the

2022 Equity Plan, any future awards to executive officers, non-employee directors or employees of the Company under the 2022 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2022 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.
Approval of the 2022 Equity Plan requires the affirmative vote of  a majority of the votes cast, in person or by proxy, at the special meeting of shareholders.
The Company’s Board of Directors recommends that shareholders vote “FOR” the approval of the William Penn Bancorporation 2022 Equity Incentive Plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for (i) all individuals serving as the principal executive officer of the Company for the most recently completed fiscal year, (ii) the only other executive officer of the Company whose total compensation for fiscal 2021 exceeded $100,000 and (iii) two former executive officers of the Company whose total compensation for fiscal 2021 exceeded $100,000.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kenneth J. Stephon President and Chief Executive Officer	2021	428,076	1,250	168,000	48,653	645,979
	2020	368,319	1,250	123,187	55,343	548,099
Jonathan T. Logan(4) Executive Vice President and Chief Financial Officer	2021	178,366	16,250	26,250	19,818	240,684
	2020	33,985	—	—	—	33,985
Jill M. Ross(5) Former Executive Vice President and Chief Retail and Commercial Officer	2021	192,904	1,250	—	192,192	386,346
	2020	182,560	36,250	65,312	34,229	318,351
Gregory S. Garcia(6) Former Executive Vice President and Chief Operating Officer	2021	193,715	1,250	—	163,757	358,722
	2020	189,735	1,250	53,437	32,556	276,978

(1)
Reflects a $1,250 discretionary holiday bonus paid to all Bank employees during each of the fiscal years ended June 30, 2021 and 2020. For 2021, also includes a discretionary bonus paid to Mr. Logan in recognition of his outstanding performance in connection with the Bank’s second-step conversion, which was completed in March 2021. For 2020, also includes $35,000 in signing bonuses paid to Ms. Ross during the fiscal year ended June 30, 2020 pursuant to the terms of her offer letter of employment from the Bank.

(2)
For 2021, represents performance-based cash incentives earned for the performance period commencing on July 1, 2020 and ending on June 30, 2021. For 2020, represents performance-based cash incentives earned for the performance period commencing on July 1, 2019 and ending on June 30, 2020.

(3)
Details of the amounts reported in “All Other Compensation” for fiscal 2021 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Stephon	Mr. Logan	Ms. Ross	Mr. Garcia
Health insurance premiums	$14,000	$8,600	$17,500	$11,277
Employer contributions to 401(k) Plan	25,044	11,218	19,175	23,287
Employee stock ownership plan allocations	9,609	—	4,304	9,357
Severance payments	—	—	151,213	119,836

(4)
Mr. Logan joined the Company and the Bank as Senior Vice President and Chief Financial Officer in April 2020 and, as of May 19, 2021, was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank.

(5)
Ms. Ross resigned as Executive Vice President and Chief Retail and Commercial Officer of the Company and the Bank effective April 30, 2021.

(6)
Mr. Garcia resigned as Executive Vice President and Chief Operating Officer of the Company and the Bank effective May 19, 2021.

Annual Incentive Plan
The following table sets forth the threshold, target and maximum award that each named executive officer was eligible to earn under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2021.

		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)
Name	Date of Corporate Approval	Threshold	Target	Maximum
Kenneth J. Stephon	June 17, 2020	$84,000	$168,000	$252,000
Jonathan T. Logan	June 17, 2020	13,125	26,250	39,375
Jill M. Ross	June 17, 2020	26,250	52,500	78,750
Gregory S. Garcia	June 17, 2020	25,000	50,000	75,000

(1)
See “Summary Compensation Table” above for the actual awards earned by our named executive officers under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2021.

Employment Agreement
The Company and the Bank maintain an employment agreement with Kenneth J. Stephon. The term of Mr. Stephon’s employment agreement is thirty-six months and the agreement automatically extends on each anniversary of the effective date of the employment agreement, unless one party gives the other party notice of its intent not to renew the agreement, at which time the term of the employment agreement becomes fixed at thirty-six months. Unless otherwise extended, the employment agreement with Mr. Stephon will expire on July 1, 2024. Mr. Stephon’s current base salary under his employment agreement is $462,000 and the Compensation Committee of the Board of Directors annually reviews Mr. Stephon’s base salary. In addition to base salary, the agreement provides that Mr. Stephon is eligible to participate in incentive compensation, determined and payable at the discretion of the Compensation Committee. Mr. Stephon is also entitled to continue participation in any fringe benefit arrangements in which he was participating on the effective date of the employment agreement. In addition, the agreement provides for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of Mr. Stephon’s duties.
If Mr. Stephon’s employment is terminated during the term of his employment agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, Mr. Stephon would be entitled to a non-change in control severance payment equal to the sum of: (i) Mr. Stephon’s base salary due under the remaining term of his employment agreement as of his termination date, plus (ii) two times the highest bonus paid to Mr. Stephon during the term of his employment agreement. Mr. Stephon is also entitled, as severance, to an additional cash payment in an amount equal to a multiple of the Bank’s monthly COBRA charge (i.e. thirty-six months) in effect for the type of bank-provided group health plan coverage in effect for Mr. Stephon (i.e. spouse coverage) on his termination date. Non-change in control severance payments under the employment agreement is subject to the receipt of a signed release of claims from Mr. Stephon within the time frame set forth in the agreement. In addition, Mr. Stephon would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to Mr. Stephon, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
If Mr. Stephon’s employment is terminated during the term of his employment agreement without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), Mr. Stephon would be entitled to a payment equal to three times the sum of: (i) his base salary, at the greater of the base salary in effect on the date of the change in control or his termination date, plus (ii) the highest annual bonus paid to him during the three-year period prior to the year in which he terminates employment following a change in control. In addition, Mr. Stephon is entitled to a lump sum cash payment in an after tax amount equal to thirty-six times the Bank’s monthly COBRA charge in effect on his termination date for the type of group health coverage in effect for Mr. Stephon (i.e. family coverage) as of his termination date. In addition, Mr. Stephon would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to Mr. Stephon, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
For purposes of Mr. Stephon’s ability to resign and receive a payment under the employment agreements, “good reason” would include the occurrence of any of the following events: (i) a material reduction in his base salary; (ii) a material adverse change in his position that results in a demotion in his status within the Company and Bank; (iii) a change in the primary location at which he is required to perform the duties of his employment to a location that is more than fifty (50) miles from the location of the Bank’s headquarters as of the date of his employment agreement; and (iv) a material breach by the Company and Bank of any written agreement between Mr. Stephon, on the one hand, and any of the Company and the Bank, or any other affiliate of the Company, on the other hand, unless arising from Mr. Stephon’s inability to materially perform his duties contemplated hereunder.
Mr. Stephon’s employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.
Under the employment agreement, if Mr. Stephon is terminated due to disability, he will remain eligible for long-term disability benefits pursuant to the terms of the Bank’s long-term disability program.
Upon Mr. Stephon’s retirement, he will be entitled to benefits under any retirement plans to which he is a party but shall not be entitled to any amount or benefits under the employment agreement.
The employment agreement provides that, except in the event of a change in control, Mr. Stephon is subject to a one-year non-compete in the event his employment is terminated. The employment agreement further requires that Mr. Stephon not solicit business, customers or employees of the Company and the Bank for one year following termination of employment, except in connection with a change in control. The employment agreement also provides that the Company and the Bank will indemnify Mr. Stephon to the fullest extent legally allowable.
To the extent that a payment is made or a benefit is received from the Bank under Mr. Stephon’s employment agreement, the same payment or benefit will not be paid or received from the Company.
Director Compensation
The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during the fiscal year ended June 30, 2021.
Name	Fees Earned or Paid in Cash	Total
Craig Burton	$44,540	$44,540
D. Michael Carmody, Jr.	44,540	44,540
Charles Corcoran	44,540	44,540
Glenn Davis	44,540	44,540
William J. Feeney	49,640	49,640
Christopher M. Molden	44,540	44,540
William C. Niemczura	44,540	44,540
William B.K. Parry, Jr.	44,540	44,540
Terry L. Sager	44,540	44,540
Vincent P. Sarubbi	44,540	44,540
Director Board Fees.   Each director of the Bank also serves on the Board of Directors of the Company. There is no additional compensation paid for service on the Board of Directors of the Company. Mr. Stephon, who is the only director at this time who is also an employee, is not compensated for his service as a director of the Bank or the Company. Non-employees may elect to defer their Board compensation under the William Penn Bank Deferred Compensation Plan. No fees were deferred by directors in fiscal year 2021.
Effective as of November 18, 2020, (i) each non-employee member of our Board of Directors receives an annual retainer of $33,000, (ii) each director receives an additional annual retainer of $12,000 for their service on our Board committees and (iii) our lead independent director receives an additional annual retainer of $5,400. Prior to that time during the fiscal year ended June 30, 2021, (i) each non-employee director of the Bank received a monthly fee of $2,735 for their service on the Board of Directors of the Bank, (ii) the Chairman of the Board received an additional $375 per month and (iii) non-employee directors received $1,200 for attendance at Board committee meetings.
Deferred Compensation Plan for Directors.   The William Penn Bank Deferred Compensation Plan for Directors provides non-employee directors with the opportunity to defer all or part of their annual compensation. Account balances are credited at a rate equal to the highest rate offered on the Bank certificates of deposit as of December 31st of each plan year. The earnings rate for the 2021 plan year was 1.0%. Plan distributions commence on the first day of the first month after the earlier of (1) a participant’s death or (2) the later of (i) a participant’s ceasing for any reason (other than death) to be a member of the Board of Directors of the Bank or (ii) a participant reaching age 70. The deferred compensation plan is payable either in (1) a lump sum payment, (2) 120 equal monthly payments or (3) equal installments at specified future dates agreed upon by the Board and the participant. In the event of death, the payments will be made to a designated beneficiary. The participant may request a withdrawal under the deferred compensation plan for a severe hardship prior to age 70.
Directors Consultation and Retirement Plan.   The William Penn Bank Directors Consultation and Retirement Plan provides retirement benefits to the directors of the Bank. The retirement benefit is calculated as the greater of (1) average of the director’s total monthly compensation during the 60 calendar months immediately prior to retirement, exclusive of committee fees, or (2) $900, times a specified percentage based on years of service as a director (if less than 10 years of service — 0%, 10 but less than 15 years — 50%, and 15 or more years — 100%). In the event Mr. Sarubbi or Mr. Carmody (each a former director of Audubon Savings Bank), does not have 15 years of service on the Bank’s Board of Directors as of the date of his retirement after having attained the age of 75, then he shall be deemed to have had 15 years of service as a director for purposes of the plan and be entitled to receive a retirement benefit upon his termination of service as a director calculated as if his retirement benefit percentage reflected 15 years of service as of date of his retirement date.
Participants are eligible for plan benefits upon attainment of ten years of service as a director. Plan benefits are payable for up to 120 months. Upon the death of a participant who is receiving benefit payments under the plan prior to his or her death, the remaining number of benefit payments to be made under the plan shall be paid to the beneficiary after the participant’s death. Upon the death of a participant who is not receiving benefit payments under the plan prior to his or her death, the beneficiary shall receive 120 monthly payments. If a beneficiary dies after the participant but prior to receiving all payments under the plan, then the remaining payments will be paid to the beneficiary’s estate in the form of a lump sum payment.
Upon a change in control of the Bank, if the director experiences a termination of service, then the director shall be presumed to have 15 years of service as of the date of such change in control and shall receive a lump sum payment equal to the present value of the aggregate payments that would have been due the director. Upon a disability, the director shall be presumed to have 10 years of service and shall receive benefits on the first day of the calendar month after the disability.

STOCK OWNERSHIP
The following table provides information as of March 1, 2022 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
William Penn Bank Employee Stock Ownership Plan 10 Canal Street, Suite 104 Bristol, Pennsylvania 19007	1,090,219(2)	7.2%

(1)
Based on 15,170,566 shares of Company common stock outstanding and entitled to vote as of March 1, 2022.

(2)
Includes 881,130 unallocated shares held in the employee stock ownership plan as of March 1, 2022.

The following table provides information as of March 1, 2022 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those named executive officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of March 1, 2022, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 2.94% of our outstanding shares.
Name	Number of Shares Owned(1)
Directors:
Craig Burton	22,640(2)
D. Michael Carmody, Jr.	10,075(3)
Charles Corcoran	49,017
Glenn Davis	37,677(4)
William J. Feeney	55,619
Christopher M. Molden	13,521
William C. Niemczura	11,140
William B.K. Parry, Jr.	47,168(5)
Terry L. Sager	52,546
Vincent P. Sarubbi	8,825(6)
Kenneth J. Stephon	73,629
Executive Officers Who Are Not Directors:
Jeannine Cimino	13,494
Amy J. Hannigan	20,296
Jonathan T. Logan	9,770
Alan B. Turner	20,600(7)
All directors and executive officers as a group (15 persons)	446,017

(1)
This column includes the following:

Name	Shares Allocated under the William Penn Bank ESOP	Shares Held in the William Penn Bank 401(k) Retirement Savings Plan
Craig Burton
D. Michael Carmody, Jr.	—	—
Charles Corcoran	13,653	—
Glenn Davis	—	—
William J. Feeney	—	—
Christopher M. Molden	—	—
William C. Niemczura	—	—
William B.K. Parry, Jr.	—	—
Terry L. Sager	26,257	—
Vincent P. Sarubbi	—	—
Kenneth J. Stephon	5,574	23,348
Jonathan T. Logan	946	1,674
Amy J. Hannigan	—	1,617
Alan B. Turner	—	—
Jeannine Cimino	—	444

(2)
Includes 2,000 shares held by Mr. Burton’s spouse.

(3)
Includes 9,750 shares held by a partnership in which Mr. Carmody is a partner.

(4)
Includes 12,771 shares held by Mr. Davis’ spouse.

(5)
Includes 10,161 shares held by Mr. Parry’s spouse and 2,037 shares held by a profit-sharing plan.

(6)
Includes 8,400 shares held by a limited liability company in which Mr. Sarubbi maintains a controlling interest.

(7)
Includes 2,000 shares held by Mr. Turner’s spouse.

SHAREHOLDER AGREEMENT
On August 4, 2020, the Company and the Bank entered into a written agreement with Tyndall Capital Partners LP and Jeffrey Halis with respect to certain voting and corporate matters. During the term of the agreement, which expires on August 4, 2025, the Tyndall Capital Parties have agreed to vote all shares of Company common stock beneficially owned by the Tyndall Capital Parties in accordance with the recommendations of the Company’s Board of Directors on all proposals at any meeting of the Company’s shareholders. Notwithstanding the foregoing, the shareholder agreement provides that, with respect to any such proposal that requires only a majority of votes cast by Company shareholders to be approved (as opposed to a proposal requiring a majority or higher percentage of total shares of common stock outstanding) — such as the approval of the 2022 Equity Plan — the Tyndall Capital Parties may abstain from voting the shares of Company common stock they beneficially own in lieu of voting such shares in accordance with the recommendation of our Board of Directors with respect to the proposal.
The shareholder agreement provides that the Tyndall Capital Parties will not acquire any additional shares of Company common stock (except for shares of Company common stock issued in exchange for shares of William Penn Bancorp, Inc. as part of the Company’s second-step conversion and offering) during the term of agreement. The agreement further provides that the Tyndall Capital Parties may not, without the prior written consent of the Company and the Bank, knowingly directly or indirectly, sell, transfer or otherwise dispose of any block of shares of Company common stock that constitutes, in the aggregate, an amount equal to 5.0% or more of the outstanding shares of William Penn Bancorp, Inc. held by shareholders other than William Penn, MHC (after giving effect to the final exchange ratio for the conversion and offering) immediately prior to the effective time of the Company’s second-step conversion and offering, unless the purchaser or transferee of such shares agrees in writing for the benefit of the Company and the Bank, prior to such sale or transfer, to be bound by the terms of the shareholder agreement and to be subject to all obligations of the Tyndall Capital

Parties to the Company and the Bank under the shareholder agreement for the remaining term of the shareholder agreement.
During the term of the shareholder agreement, the Tyndall Capital Parties have also agreed, among other things, not to (i) solicit proxies in opposition to any recommendations or proposals of the Board of Directors of the Company, (ii) initiate or solicit shareholder proposals or seek to place any representatives on the Board of Directors of the Company, (iii) oppose any proposal or director nomination submitted by the Board of Directors of the Company to shareholders, (iv) vote for any nominee to the Board of Directors of the Company other than those nominated or supported by the Board of Directors, (v) seek to exercise any control or influence over the management of the Company or the Bank, (vi) propose or seek to effect a merger or sale of the Company or (vii) initiate litigation against the Company or the Bank.
Tyndall Capital Partners LP and Jeffrey Halis previously reported to the Company that they held 342,817 shares of William Penn Bancorp, Inc. common stock, which was converted into 1,117,069 shares of Company common stock based on the 3.2585 exchange ratio for the Company’s second-step conversion offering that was completed in March 2021. However, based on a review of Schedule 13D and Schedule 13G filings required to be made with the U.S. Securities and Exchange Commission as of the March 1, 2022 record date, the Company believes that Tyndall Capital Partners LP and Jeffrey Halis currently beneficially own less than 5% of the Company’s outstanding shares of common stock.
SHAREHOLDER PROPOSALS AND NOMINATIONS
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than June 10, 2022. If next year’s annual meeting is held on a date more than 30 calendar days from November 17, 2022, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. A copy of the Company’s Bylaws may be obtained from the Company.
SHAREHOLDER COMMUNICATIONS
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Jonathan T. Logan, Corporate Secretary, William Penn Bancorporation, 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Corporate Governance Committee.
MISCELLANEOUS
The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Alliance Advisors, LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the special meeting. The Company will pay Alliance Advisors, LLC a fee of $7,500, plus reasonable out of pocket expenses, which expenses shall not exceed $2,000 without the Company’s prior written approval, for these services. With the Company’s prior written consent, Alliance Advisors, LLC may also conduct shareholder calls on behalf of the Company, which would result in the payment of an additional $2,500 set-up and data processing fee and a fee of $6.00 per successful connect, $0.50 per attempt and $6.00 per telephone vote obtained. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
To save significant printing and mailing expenses for the special meeting of shareholders, the Company is furnishing this proxy statement to certain shareholders via the Internet according to the SEC rules for “notice and access” delivery. On March 25, 2022, the Company mailed the Notice to all shareholders who beneficially own less than 5,000 shares of Company common stock, and who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and how to vote online. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.
To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of this proxy statement, you can request householding by contacting your broker. or other holder of record.

Appendix A
WILLIAM PENN BANCORPORATION 2022 EQUITY INCENTIVE PLAN

i

ii

WILLIAM PENN BANCORPORATION
2022 EQUITY INCENTIVE PLAN
ARTICLE 1 — PURPOSE AND GENERAL PROVISIONS
1.1   Establishment of Plan.   William Penn Bancorporation, a Maryland corporation (the “Company”), hereby establishes an equity incentive compensation plan to be known as the “William Penn Bancorporation 2022 Equity Incentive Plan” (the “Plan”), as set forth in this document.
1.2   Purpose of Plan.   The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Affiliates by (i) providing certain employees and non-employee directors of the Company and its Affiliates with incentives to maximize shareholder value and otherwise contribute to the success of the Company and with recognition for significant contributions to the Company’s success, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.
1.3   Types of Awards.   Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any combination thereof.
1.4   Effective Date.   The Plan was adopted by the Board of Directors of the Company on February 16, 2022, contingent upon approval by the Company’s shareholders. The Plan became effective on May 10, 2022, the date on which the Company’s shareholders approved the Plan (the “Effective Date”).
1.5   Termination of the Plan.   No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date (except as provided in Section 5.7(a) below). Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding such Awards.
ARTICLE 2 — DEFINITIONS
Except where the context otherwise indicates, the following definitions apply:
“AFFILIATE” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including among others William Penn Bank. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Affiliate.”
“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.
“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or a combination of these.
“BOARD” means the Board of Directors of the Company.
“CHANGE IN CONTROL” means the occurrence of one of the following events:
(a)   if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, whether or not the Board shall have first given its approval to such acquisition; or

(b)   if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% but not more than 50% (the “CIC Percentage”) of the combined voting power of the Company’s then-outstanding securities; provided, however, that if such Person first obtains the approval of the Board to acquire the CIC Percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC Percentage ownership of the combined voting power of the Company’s then-outstanding securities without having first obtained the approval of the Board; or
(c)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any new directors whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the period or whose election, nomination or appointment was previously so approved shall be considered Incumbent Directors; and further provided, however, that no individual shall be considered an Incumbent Director if such individual’s election, nomination or appointment to the Board was in connection with an actual or threatened “election contest” (as described in Rule 14a-12(c) under the Exchange Act) with respect to the election or removal of directors (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any such Election Contest or Proxy Contest; or
(d)   the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership immediately prior to the merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or
(e)   the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person;
provided, however, that in no event shall a reorganization of the Company or William Penn Bank solely within its corporate structure constitute a Change in Control.
“CODE” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.
“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. All of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s listing standards (as applicable). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, to grant Awards to Insiders; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.
“COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“COMPANY” means William Penn Bancorporation, a Maryland corporation, and its successors and assigns.
“DISABILITY” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.
“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.4 hereof.
“EMPLOYEE” means any individual whom the Employer treats as a common law employee for payroll tax purposes, either within or outside the United States.
“EMPLOYER” means the Company and each Affiliate.
“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
“EXEMPT PERSON” means any employee benefit plan of the Employer or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Employer.
“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,
(a)   if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;
(b)   if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;
(c)   if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or
(d)   if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board.
For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.
Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.
Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.
“409A AWARD” means an Award that is not exempt from Code section 409A.
“FULL VALUE AWARD” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.
“FULL VALUE AWARD POOL” shall have the meaning ascribed to such term in in Section 4.1.
“INCENTIVE STOCK OPTION” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.
“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).
“NASDAQ” means The NASDAQ Stock Market LLC or its successor.
“NON-EMPLOYEE DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.
“NONQUALIFIED STOCK OPTION” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.
“OPTION” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.
“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.
“OPTION AWARD POOL” shall have the meaning ascribed to such term in in Section 4.1.
“PARTICIPANT” means an Employee or Non-Employee Director who is eligible to receive or has received an Award under this Plan.
“PERFORMANCE PERIOD” shall have the meaning ascribed to such term in Section 8.3.
“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“PERFORMANCE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“PERSON” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).
“PLAN” means the William Penn Bancorporation 2022 Equity Incentive Plan set forth in this document and as it may be amended from time to time.

“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of shares that the Committee grants to a Non-Employee Director with no restrictions.
“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to a Non-Employee Director with no restrictions.
“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.
“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 which provides for delivery of cash or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.
“TANDEM SAR” means a Stock Appreciation Right granted to a Participant in connection with an Option as described in Section 6.4.
ARTICLE 3 — ADMINISTRATION; POWERS OF THE COMMITTEE
3.1   General.  This Plan shall be administered by the Committee.
3.2   Authority of the Committee.
(a)   Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.
(b)   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.
(c)   Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Agreements are not required to be uniform; rather, the Committee shall be entitled to make non-uniform and selective determinations under the Plan and the Agreements.
(d)   Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.
(e)   In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.
(f)   In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.
3.3   Delegation of Authority.  The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). The Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.
3.4   Agreements.   Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the Agreement.
3.5   Indemnification.   No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the by-laws of the Company or otherwise.
3.6   Minimum Vesting Requirement.   Notwithstanding anything herein to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date of grant of the Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional Awards the Committee may grant, up to a maximum of five percent (5%) of the each of the Full Value Award Pool and the Option Award Pool, as such pools may be increased pursuant to Section 4.3; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including but not limited to in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
ARTICLE 4 — SHARES AVAILABLE UNDER THE PLAN
4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to (i) Full Value Awards granted under the Plan is 505,601 (the “Full Value Award Pool”), and (ii) Options and SARs granted under the Plan is 1,264,003 (the “Option Award Pool”). All of the Option Award Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Affiliate), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NASDAQ rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Full Value Award Pool or Option Award Pool (as applicable).
The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.

The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:
(a)   Each Option shall be counted as one share subject to an Award and deducted from the Option Award Pool.
(b)   Each share of Restricted Stock and each Restricted Stock Unit that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Full Value Award Pool. Restricted Stock Units that may not be settled in shares of Common Stock shall not result in a deduction from the Full Value Award Pool.
(c)   Each Performance Share that may be settled in shares of Common Stock shall be counted as one share subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Full Value Award Pool. Each Performance Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on one multiplied by the number of shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Full Value Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Full Value Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of shares of Common Stock corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Full Value Award Pool. Performance Shares and Performance Units that may not be settled in shares of Common Stock shall not result in a deduction from the Full Value Award Pool.
(d)   Each Stock Appreciation Right that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Option Award Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Option Award Pool. If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the shares subject to such related Option shall be added back to the Option Award Pool.
(e)   If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit, or settlement of any Award in cash rather than shares, such shares shall again be available for Awards under the Plan and shall be added to the Full Value Award Pool or Option Award Pool (as applicable).
(f)   Notwithstanding anything to contrary contained herein, if the exercise price and/or tax withholding obligation under an Option or SAR is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Option Award Pool and shall not be available for further Awards under the Plan. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Option Award Pool and shall not be available for further Awards under the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for Awards under the Plan and shall not be added to the Option Award Pool.
4.2   Limitations on Grants to Non-Employee Directors; Initial Grants to Non-Employee Directors.
   (a)   Individual Non-Employee Directors may be granted Stock Options of up to 63,200 shares, which represents approximately 5% of the Option Award Pool, all of which may be granted during any calendar year and, in addition, all Non-Employee Directors, in the aggregate, may be granted Stock Options of up to 379,200, which represents approximately 30% of the Option Award Pool.

(b)   Individual Non-Employee Directors may be granted Awards of Restricted Stock or Restricted Stock Units of up to 25,280 shares, which represents approximately 5% of the Full Value Award Pool, all of which may be granted during any calendar year and, in addition, all Non-Employee Directors, in the aggregate, may be granted Awards of Restricted Stock or Restricted Stock Units of up to 151,680 shares, which represents approximately 30% of the Full Value Award Pool.
(c)   Each Non-Employee Director who is in the service of the Company on the Effective Date shall automatically be granted Stock Options and Awards of Restricted Stock as follows:
(i)   Each such Non-Employee Director shall be granted, on the day immediately following the Effective Date, 34,760 Stock Options, which represents approximately 2.75% of the Option Award Pool. These grants will vest at the rate of 20% per year, subject to acceleration in the event of retirement, death, Disability or Change in Control.
(ii)   Each such Non-Employee Director shall be granted, on the day immediately following the Effective Date, 13,904 shares of Restricted Stock, which represents approximately 2.75% of the Full Value Award Pool. These grants will vest at the rate of 20% per year, subject to acceleration in the event of retirement, death, Disability or Change in Control.
4.3   Adjustment of Shares.   If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:
(a)   the number and class of stock or other securities that comprise the Full Value Award Pool and Option Award Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;
(b)   the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Non-Employee Director as set forth in Section 4.2;
(c)   the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;
(d)   the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and
(e)   the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.
It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting.
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5 — STOCK OPTIONS
5.1   Grant of Options.   Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.
5.2   Agreement.   Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.
5.3   Option Exercise Price.   The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).
5.4   Duration of Options.   Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.
5.5   Exercise of Options.   Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of shares of Common Stock subject to exercise under any related SAR shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.
5.6   Payment.   Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by having the Company withhold shares of Common Stock having a Fair Market

Value at the time of exercise equal to the total Option Exercise Price (subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate); (f) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or (g) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.
5.7   Special Rules for ISOs.   The following rules apply notwithstanding any other terms of the Plan.
(a)   No ISOs may be granted under the Plan after February 16, 2032.
(b)   In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.
(c)   The aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.
(d)   Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Option Award Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.
ARTICLE 6 — STOCK APPRECIATION RIGHTS
6.1   Grant of SARs.   Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. The Committee may grant Tandem SARs or SARs that are unrelated to Options. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the specified purchase price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.
6.2   Agreement.   Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.
6.3   Duration of SARs.   Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date other than an SAR granted to a participant outside the United States. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4   Tandem SARs.   A Tandem SAR shall entitle the holder, within the specified exercise period for the related Option, to surrender the unexercised related Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Exercise Price per share, times the number of shares subject to the Option, or portion thereof, which is surrendered. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NSOs, the grant either may be concurrent with the grant of the NSOs, or in connection with NSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.
6.5   Payment.   The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.
6.6   Exercise Price.   The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).
6.7   Exercise of SARs.   SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of a Tandem SAR, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.
ARTICLE 7 — RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1   Grant of Restricted Stock and Restricted Stock Units.   Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.
7.2   Agreement.   The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any (subject to Section 3.7), and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.

7.3   Certificates.   Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 13 below.
7.4   Dividends and Other Distributions.   Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.
ARTICLE 8 — PERFORMANCE SHARES AND UNITS
8.1   Grant of Performance Shares and Performance Units.   The Committee may grant Performance Shares and Performance Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.
8.2   Agreement.   The Performance Share or Performance Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units such as continued service (subject to Section 3.7). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.
8.3   Value of Performance Shares and Performance Units.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of

Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 9.
8.4   Earning of Performance Shares and Performance Units.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.
8.5   Dividends and Other Distributions.   A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.
ARTICLE 9 — PERFORMANCE MEASURES
9.1   In General.   The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.
9.2   Definitions of Performance Objectives.   If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.
9.3   Determinations of Performance.   For each Award that has been made subject to a performance objective, within an administratively practicable period following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. If a performance objective for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the participant.
9.4   Adjustments and Exclusions.   In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.
ARTICLE 10 — TERMINATION OF SERVICE RELATIONSHIP, BLACKOUT
PERIODS AND CHANGE IN CONTROL
10.1   Termination of Service Relationship.
(a)   Except as otherwise provided by the Committee, if a Participant ceases to be an Employee or Non-Employee Director of, or to otherwise perform services for, the Company and its Affiliates for any reason (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, and Performance Units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation.
(b)   The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Employer due to death, disability, involuntary termination without cause, resignation for good reason or retirement. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer due to death, disability, involuntary termination without cause, resignation for good reason or retirement.
(c)   The transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another shall not be considered a termination of employment. Consistent with the provisions of Code Section 409A (as applicable), it shall not be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of employment shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Affiliate. A Non-Employee Director’s cessation of service on the Board shall not be considered a termination of the Non-Employee Director’s service relationship if the former Non-Employee Director continues to provide service to the Company or an Affiliate in another capacity (e.g., as a consultant,   employee, or member of an advisory board of the Company or an Affiliate) without interruption in the Non-Employee Director’s period of service; such service in another capacity shall be considered service with the Company or an Affiliate with respect to Awards outstanding to the former Non-Employee Director. Similarly, an Employee’s termination of employment with the Company or an Affiliate shall not be considered a termination of the Employee’s service relationship if the former Employee continues to provide service to the Company or an Affiliate in another capacity (e.g., as a consultant or Non-Employee Director) without interruption in the Employee’s period of service; such service in another capacity shall be considered service with the Company or an Affiliate with respect to Awards outstanding to the former Employee.
10.2   Special Rule for Company Blackout Periods.   The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Non-Employee Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or SAR can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 10.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or SAR expire during an imposed blackout period.
10.3   Change in Control.
(a)   The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that a Change in Control occurs. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 10.3 prior to when any or all such performance objectives are certified (or without regard to whether they are certified).
(b)   In the event of a Change in Control, the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate. In addition or in the alternative, the Committee may, in its discretion, cancel all or certain types of outstanding Awards at or immediately prior to the time of the Change in Control provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Change in Control (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Change in Control), notifies the Participant that, subject to rescission if the Change in Control is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Change in Control prior to the Change in Control. For this purpose, the value of the Award that would be vested upon the Change in Control shall be measured as of the date of the Change in Control and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Change in Control, the Committee is permitted to cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Change in Control if their vested Options had been fully exercised immediately prior to such Change in Control, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Change in Control if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion. Any actions taken pursuant to this Section 10.3(b) shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 11 — BENEFICIARY DESIGNATION
To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s beneficiary as determined under the Company’s 401(k) plan.
ARTICLE 12 — DEFERRALS
The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.
ARTICLE 13 — WITHHOLDING TAXES
13.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.
13.2   Share Withholding.   Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:
(a)   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance objectives related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
(b)   A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.
(c)   A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.

ARTICLE 14 — AMENDMENT AND TERMINATION
14.1   Amendment or Termination of Plan.   The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the shareholders of the Company.
14.2   Amendment of Agreement.   The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 14.3, 14.4 and 15.9, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.3 or in connection with a Change in Control , the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
14.3   Dissolution or Liquidation.   Each outstanding Award shall terminate immediately prior to the consummation of the dissolution or liquidation of the Company, unless otherwise determined by the Committee.
ARTICLE 15 — MISCELLANEOUS PROVISIONS
15.1   Restrictions on Shares.   If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.
15.2   Rights of a Shareholder.   Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share or Performance Unit shall have any right as a shareholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the shareholders of record with respect to such shares.
15.3   Transferability.   No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 11 or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 11 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal   representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 15.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.
15.4   No Fractional Shares.   Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share otherwise payable pursuant to an Award shall be forfeited.
15.5   No Implied Rights.   Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer, or to serve as a Non-Employee Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.
15.6   Expenses of the Plan.   The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.
15.7   Compliance with Laws.   The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.
15.8   Recoupment/Clawback.   All Awards are subject to recoupment in accordance with the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Agreement as the Committee determines necessary or appropriate.
15.9   Regulatory Requirements.   The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
15.10   Whistleblower Protection.   Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the

Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.
15.11   Successors.   The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.
15.12   Tax Elections.   Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).
15.13   Uncertificated Shares.   To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.
15.14   Compliance with Code Section 409A.   At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that the Plan or a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as a Non-Employee Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. To the extent that this Plan or a 409A Award provides for payment upon the recipient’s Disability, then such payment shall not be made unless the recipient’s Disability also constitutes disability within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability. To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

15.15   Legal Construction.
(a)   If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.
(b)   Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(c)   To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Maryland to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD69251-S41334-Z82043For Against Abstain! !! ! !WILLIAM PENN BANCORPORATIONC/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735WILLIAM PENN BANCORPORATION1. The approval of the William Penn Bancorporation 2022 Equity Incentive Plan.The Board of Directors recommends you vote FOR the following proposal:The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction ismade, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person namedin this proxy will vote in their discretion.Please indicate if you plan to attend this meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Yes NoVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on May 9, 2022 for shares held directly and by11:59 p.m. Eastern Time on May 7, 2022 for shares held in a Plan. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on May 9, 2022 for shares held directly and by 11:59 p.m. Eastern Timeon May 7, 2022 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

D69252-S41334-Z82043Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.WILLIAM PENN BANCORPORATIONTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSSPECIAL MEETING OF SHAREHOLDERSMay 10, 2022The shareholder(s) hereby appoint(s) D. Michael Carmody, Jr. and Vincent P. Sarubbi, or either of them, as proxies, eachwith the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of Common stock of William Penn Bancorporation that the shareholder(s)is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern Time, on May 10, 2022,at The Stone Terrace by John Henry's, 2275 Kuser Road, Hamilton, New Jersey, 08690 and any adjournment or postponementthereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCHDIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE